Master Repurchase Agreement

September 1996 Version

Dated as of    August 10, 2007

Between:        RCG PB, Ltd, as Buyer (the “Buyer”)

and          Hanover Capital Mortgage Holdings, Inc., as Seller (the “Seller”)

1.
Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)
“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4 (a) hereof;

(c)
“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)
“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)
“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)
“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)
“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)
“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4 (a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)
“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4 (b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)
“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)
“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)
“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination

(a)
An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)
Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)
In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.	Margin Maintenance

(a)
If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)
If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)
If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)
Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)
Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.
Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest
Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.
Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.
Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will] * [may] ** be subject to liens granted by Seller to [its clearing bank] * [third parties] ** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing] * [any] ** lien or to obtain substitute securities.

* Language to be used under 17 C.F.R. 13403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
** Language to be used under 17 C.F.R. 13403.5(d) if Seller is a financial institution.

9.	Substitution

(a)
Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)
In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.
Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.
Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)
The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)
In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)
In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)
If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)
as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)
as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)
As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)
For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)
The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)
To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.
Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.
Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.
Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination

(a)
The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.
No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.	Use of Employee Plan Assets

(a)
If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)
Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)
By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.	Intent

(a)
The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)
It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)
The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)
It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.	Disclosure Relating to Certain Federal Protections The parties acknowledge that they have been advised that:

(a)
in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)
in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)
in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

RCG PB, LTD, as Buyer

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Authorized Signatory

HANOVER CAPITAL MORTGAGE HOLDINGS, INC., as Seller

By: /s/ John A. Burchett
Name: John A. Burchett
Title: Chairman, President and Chief Executive Officer

S-1

AMENDED AND RESTATED ANNEX I

SUPPLEMENTAL TERMS AND CONDITIONS

This Amended and Restated Annex I (this “Annex I”), dated as of October 2, 2007, forms a part of the TBMA Master Repurchase Agreement (September 1996 Version) dated as of August 10, 2007 (the “Master Agreement” and, together with this Amended and Restated Annex I, Annex II and any schedules and exhibits hereto or thereto, this “Agreement”), between Hanover Capital Mortgage Holdings, Inc., as the Seller (the “Seller”) and RCG PB, Ltd, as buyer (the “Buyer”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Master Agreement. To the extent that this Annex I conflicts with the terms of the Master Agreement, this Annex I shall control.

All references to Buyer in the Agreement shall be deemed to be references to RCG PB, Ltd, and except as is otherwise expressly provided in this Annex I to the contrary, any reference to “Seller” in the Master Agreement shall be construed to mean a reference to Hanover Capital Mortgage Holdings, Inc.

1. DEFINITIONS.

(a) For purposes of the Agreement and this Annex I, the following terms shall have the following meanings:

“Act of Insolvency” means the occurrence of either of the following with respect to any Person:

(a) (i) any case, proceeding, petition or action shall be commenced or filed, without such Person’s application or consent, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment or relief of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of such Person’s assets, or any assignment for the benefit of the creditors of such Person, or (ii) any similar case, proceeding, petition or action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts shall be commenced or filed against such Person, and such case, proceeding, petition or action shall continue undismissed, or unstayed and in effect, for a period of 15 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the Bankruptcy Code or other similar laws now or hereafter in effect; or

(b) such Person shall commence or file a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect (including, without limitation, under Section 301 of the Bankruptcy Code), or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for substantially all of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or its board of directors or managers shall vote to implement any of the foregoing.

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“Affiliate” when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities (including, without limitation, partnership interests), by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978, as amended.

“Business Day” means any day other than a Saturday or Sunday or a day when banks are authorized or required by law to close in New York, New York.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Default” means any event, that, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Event of Default” shall have the meaning assigned to such term in Section 11 of this Annex I.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended.

“Lien” means any lien (statutory or other), security interest, assignment, mortgage, charge, pledge, hypothecation, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or any comparable law of any jurisdiction).

“Monthly Additional Purchase Price Payment Date” means the second Business Day following the 25th calendar day of each month prior to the Repurchase Date.

“Monthly Additional Purchase Price Payment” means, for each Monthly Additional Purchase Price Payment Date, an amount equal to the excess of (A) all interest actually paid on the Purchased Securities (whether or not held by the Buyer), since the preceding Monthly Additional Purchase Price Payment Date (or, in the case of the first Monthly Additional Purchase Price Payment Date, the Purchase Date) over (B) $810,000.

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“Person” means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, incorporated or unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Proposal” means a written notice setting forth the following information with respect to the portfolio of securities that the Seller desires to transfer to the Buyer: (i) the CUSIP for each such Security; and (ii) the unpaid principal balance for each such Security. A Proposal shall not include any Additional Purchased Securities.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

(b) The following capitalized terms shall have the respective meanings set forth below, in lieu of the meanings for such terms set forth in the Master Agreement:

“Confirmation” means a confirmation substantially in the form of Exhibit A delivered pursuant to Paragraph 3 of the Master Agreement.

“Purchase Date” means August 10, 2007.

“Purchase Price” means $80,932,928.35

“Repurchase Date” means August 9, 2008; provided, further, that, upon the declaration or deemed declaration of an Event of Default pursuant to Section 11 hereof, the Repurchase Date shall be accelerated pursuant to Section 11(b).

“Repurchase Price” means an amount equal to the excess of (A) the sum of (i) the Purchase Price, (ii) $9,720,000, and (iii) $4,000,000, over (B) the excess of (i) all interest actually paid on the Purchased Securities (whether or not held by the Buyer), since the Purchase Date, over (ii) the sum of the Monthly Additional Purchase Price Payments paid by the Buyer to the Seller since the Purchase Date.

(c) This Annex I is intended to supplement the Master Agreement and shall, wherever possible, be interpreted so as to be consistent with the Master Agreement; however, in the event of any conflict or inconsistency between the provisions of this Annex I and the provisions of the Master Agreement, the provisions of this Annex I shall govern and control. For purposes of this Annex I and each Confirmation, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the term “including” means “including without limitation”; (c) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (d) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (e) references to any Person include that Person’s successors and assigns; and (f) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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2. DELIVERY. All Purchased Securities shall be transferred to the Buyer by the Seller delivering (or causing to be delivered) to the Buyer, on or prior to the Purchase Date, the security certificate for each Purchased Security, indorsed to the Buyer by an effective indorsement whereupon ownership of the Purchased Securities shall pass to the Buyer.

3. FUNDING REQUESTS; CONFIRMATIONS.

Paragraph 3 of the Master Agreement is hereby deleted in its entirety and replaced with the following:

(a) The Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the purposes of this Agreement, to perfect the interests of Buyer in the Purchased Securities, or to better assure and confirm unto Buyer its rights, powers and remedies hereunder.

(b) On or prior to 7:00 a.m. New York City time on the date hereof, the Seller shall deliver to the Buyer the Proposal.

(c) On the Purchase Date specified in the Proposal, the Seller and Buyer shall agree, in writing through the execution of the Confirmation, on the Securities to be purchased by the Buyer, which shall be identified by CUSIP in the Confirmation. Seller shall, as soon as practicable (but no later than 11:00 a.m. New York City time on the Purchase Date), deliver to the Buyer the Confirmation, substantially in the form of Exhibit A, and if such Confirmation has been delivered in form acceptable to the Buyer and all other conditions precedent set forth in Section 12 have been satisfied to the Buyer’s satisfaction, the Buyer shall execute and return such Confirmation to the Seller.

(d) In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail. For the avoidance of doubt, the parties hereby agree that there shall be only one Confirmation and only one Transaction under this Agreement.

4. MARGIN MAINTENANCE.

Paragraph 4 of the Agreement is hereby deleted in its entirety.

5. INCOME PAYMENTS; ADDITIONAL PURCHASE PRICE.

Paragraph 5 of the Master Agreement is hereby deleted in its entirety and replaced with the following:

The Buyer shall be entitled to all Income and other proceeds received on the Purchased Securities. On each Monthly Additional Purchase Price Payment Date, the Buyer shall pay to the Seller the Monthly Additional Purchase Price Payment for such Monthly Additional Purchase Price Payment Date by 11:30 a.m. New York City time, unless an Event of Default or Default shall have occurred or be continuing.

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6. SECURITY INTEREST.

Paragraph 6 of the Master Agreement is hereby deleted in its entirety and replaced with the following:

Although the parties intend that the Transaction hereunder be a sale and purchase and not a loan, in the event the Transaction is deemed to be a loan, the Seller shall be deemed to have pledged to the Buyer as security for the performance by the Seller of its obligations under the Transaction, and shall be deemed to have granted to the Buyer a security interest in, all of the Purchased Securities and all Income thereon and other proceeds thereof. The Seller hereby authorizes the Buyer to file such financing statements relating to the Purchased Securities as it may deem appropriate in its sole discretion. The Seller shall pay the filing costs for any financing statements prepared pursuant hereto.

7. PURCHASE PRICE; REPURCHASE PRICE.

Paragraph 7 of the Master Agreement is hereby deleted in its entirety and replaced with the following:

(a) On the Purchase Date for the Transaction, the Buyer shall pay the Seller the Purchase Price to or at the direction of the Seller.

(b) The Seller shall pay the Repurchase Price on the Repurchase Date in immediately available funds by 11:30 a.m. New York City time on the Repurchase Date to the Buyer.

(c) The Seller may elect to repay all or any portion of the Repurchase Price on the Repurchase Date to the Buyer in kind and not in immediately available funds by delivering to the Buyer written notice of such election at least two Business days preceding the Repurchase Date. If the Seller makes such an election, the Buyer shall provide to Seller a schedule of each of the Purchased Securities or substantially similar securities and the market value (determined by Buyer in its sole discretion) with respect thereto; and Seller shall be entitled to select, by written notice to Buyer, the amount of Repurchase Price it wishes to settle in kind and which Purchased Securities or substantially similar securities to use for that purpose.

8. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLER.

In addition to the representations and warranties appearing in Paragraph 10 of the Master Agreement, the Seller represents and warrants to the Buyer that as of the date of this Agreement and as of the Purchase Date for the purchase of the Purchased Securities by Buyer from the Seller hereunder:

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(a) It (i) is duly organized, validly existing and in good standing under the laws of the state of its formation, and (ii) has all requisite power and authority to carry on its business as now conducted in all material respects and to perform its obligations under this Agreement.

(b) Its execution, delivery and performance of this Agreement (i) are within its organic powers, (ii) have been duly authorized by all necessary corporate action, and (iii) do not contravene (A) its organizational documents or (B) any law or any contractual restriction binding on the Seller, except with respect to the contravention of law or contractual restrictions which would not result in any material adverse change in the business, operations, financial condition, properties, or assets of the Seller, or which may have an adverse effect on the validity of this Agreement or the Purchased Securities or the Seller’s ability to timely perform its obligations under this Agreement.

(c) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, domestic or foreign (which has not been obtained or made) is or will be necessary for the Seller’s valid execution, delivery and performance of this Agreement.

(d) This Agreement when executed, will constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms; except that the enforcement of each such agreement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(e) There is no action, suit, proceeding, investigation, or arbitration pending or threatened against the Seller or any of its assets, which may result in any material adverse change in the business, operations, financial condition, properties, or which may have an adverse effect on the validity of this Agreement or the Purchased Securities or the Seller’s ability to timely perform its obligations under this Agreement or requires filing with the SEC in accordance with its rules and regulations. This Seller is in compliance in all material respects with all requirements of applicable law. The Seller is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or governmental authority.

(f) The Seller has not dealt with any broker, investment banker, agent, or other Person who may be entitled to any commission or compensation in connection with the sale of Purchased Securities pursuant to this Agreement.

(g) No Event of Default or Default exists hereunder.

(h) The Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. The Seller has not become, or is presently, financially insolvent nor will the Seller be made insolvent by virtue of its execution of or performance under this Agreement within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. The Seller has not entered into this Agreement or the Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

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(i) The Seller is not (A) an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended, or (B) a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

(j) The Seller has filed or caused to be filed all tax returns which to its knowledge would be delinquent if they had not been filed on or before the date hereof and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its assets by any governmental authority, except for such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with generally accepted accounting principles; no tax liens have been filed against any of the Seller’s assets and, to its knowledge, no claims are being asserted with respect to any such taxes, fees or other charges.

(k) The Seller does not sponsor, contribute to, or maintain a “single employer plan” within the meaning of Section 4001(a)(15) of ERISA, and is not a member of an ERISA Group, any member of which sponsors, contributes to, or maintains a “single employer plan.”

(l) The Seller represents and warrants (i) that the Transaction contemplated hereunder is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code, eligible for relief under Section 559 of the Bankruptcy Code (except insofar as the Purchased Securities subject to the Transaction, or the term of the Transaction, would render such definition inapplicable), a “forward contract” as that term is defined in Section 101(25) of the Bankruptcy Code (except insofar as the Purchased Securities subject to the Transaction would render such definition inapplicable), a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code, and/or a “master netting agreement” as that term is defined in Section 101(38A) of the Bankruptcy Code; and (ii) that each assignment, transfer or payment of Purchased Securities or Repurchase Price is a “margin payment” as that term is defined in Sections 101(38), 741(5) and 761(15) of the Bankruptcy Code, or a “settlement payment” as that term is defined in Sections 101(51A) and 741(8) of the Bankruptcy Code.

(m) The provisions of this Agreement are effective to either constitute a sale of the Purchased Securities transferred by the Seller to the Buyer or to create in favor of the Buyer a valid security interest in all right, title and interest of the Seller in, to and under such Purchased Securities.

(n) The Seller’s jurisdiction of organization is Maryland and its chief executive office is, and has been, located at 200 Metroplex, Suite 100, Edison, New Jersey 08817.

(o) As of the date hereof, the Seller has not changed its jurisdiction of formation since such entity was formed.

(p) The Seller keeps its books and records, including all computer tapes and records related to the Purchased Securities transferred by it hereunder at its chief executive office and its offices at 1 Exchange Plaza, 55 Broadway, Ste 3002, New York, New York 10006.

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(q) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement in all material respects.

(r) The Seller has not selected and will not select the Purchased Securities transferred by it hereunder in a manner so as to adversely affect the Buyer’s interests.

(s) There is no UCC filing jurisdiction for filing of a financing statement in order to establish perfection with respect the Seller’s interest in the Purchased Securities other than Maryland.

(t) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller to the Buyer in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Seller to the Buyer in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

(u) The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

(v) As of the date hereof, the exact legal name of the Seller is, and since the Seller was formed has been, the name set forth for it on the signature page hereto and the Seller has not had (i) any prior name or (ii) any trade names.

(w) The consideration received by the Seller in connection with the transfer of the Purchased Securities by the Seller under this Agreement constitutes fair consideration and reasonably equivalent value for such Purchased Securities.

(x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller.

9. NEGATIVE COVENANTS OF THE SELLER.

The Seller shall not without the prior written consent of Buyer:

(a) take any action which would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Securities;

(b) move its chief executive office from the address or change its jurisdiction of organization from the jurisdiction referred to in Section 8(p) of this Annex I unless it shall have provided the Buyer 30 days’ prior written notice of such change;

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(c) engage in any conduct or activity that could subject its assets to forfeiture or seizure;

(d) make any material change in the nature of its business as carried on at the date hereof;

(e) create, incur, assume or suffer to exist Liens of any nature whatsoever on any of the Purchased Securities, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by this Agreement; nor shall such Seller cause any of the Purchased Securities to be sold, pledged, assigned or transferred; or

(f) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Securities (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Securities (or any of them) with any Person other than Buyer so long as such Purchased Securities are subject to the Agreement.

10. AFFIRMATIVE COVENANTS OF THE SELLER.

(a) The Seller shall promptly notify Buyer of any material adverse change in its business operations and/or financial condition; provided, however, that nothing in this Section 10 shall relieve the Seller of its obligations under the Agreement.

(b) The Seller (1) shall defend the right, title and interest of Buyer in and to the Purchased Securities against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (2) shall take all action reasonably requested by the Buyer to ensure that Buyer will have a first priority security interest in the Purchased Securities subject to the Transaction in the event the Transaction is recharacterized as a secured financing.

(c) The Seller will permit Buyer, or any designated representative thereof, to inspect such Seller’s records with respect to the Purchased Securities and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer, or any designated representative thereof, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof.

(d) If the Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Purchased Securities, or otherwise in respect thereof, the Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer in the exact form received, duly endorsed by the Seller to Buyer, if required, together with an undated bond or other securities power covering such certificate duly executed in blank to be held by Buyer hereunder as additional collateral security for the Transaction. If any sums of money or property so paid or distributed in respect of the Purchased Securities shall be received by the Seller, the Seller shall promptly deliver such amounts to the Buyer.

(e) At any time from time to time upon prior written request of Buyer, at the sole expense of the Seller, the Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may reasonably request). If any amount payable under or in connection with any of the Purchased Securities shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be held as a Purchased Security under the Transaction pursuant to this Agreement, and the documents delivered in connection herewith.

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(f) If any amounts are required to be withheld for U.S. federal income tax purposes with respect to any payments to Buyer in connection with the Transaction effected by this Agreement, Seller shall so withhold (if so required) and shall make payments to Buyer so that the net amount received by Buyer after such withholding equals the amount Buyer would have received if such withholding were not required. The Buyer will deliver such form or forms as the Seller reasonably requests to minimize or avoid any such withholding.

(g) The Seller shall provide Buyer with the following financial and reporting information:

(i) Within 45 days after the last day of the first three fiscal quarters in any fiscal year, an unaudited statement of the Seller’s income and expenses for such quarter and assets and liabilities as of the end of such quarter; and

(ii) Within 90 days after the last day of its fiscal year, an audited statement of the Seller’s income and expenses for such year and assets and liabilities as of the end of such year.

(h) The Seller shall timely file all tax returns that are required to be filed by them and shall timely pay all taxes due, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(i) The Seller shall give notice to the Buyer immediately after a responsible officer of the Seller has any knowledge of the occurrence of any Event of Default or Default.

(j) All information, reports, exhibits, schedules, financial statements or certificates of the Seller or any of its officers furnished to the Buyer hereunder and during the Buyer’s diligence of the Seller is and will be true and complete and not fail to disclose any material facts or omit to state any material fact necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements delivered by the Seller to the Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or as applicable, in the case of SEC filings, the appropriate SEC accounting requirements.

(k) If an Event of Default has been declared or deemed declared, the Seller shall cooperate reasonably with the Buyer.

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11. EVENTS OF DEFAULT; INDEMNITY.

Paragraph 11 of the Master Agreement is hereby deleted in its entirety and replaced with the following:

(a) After the occurrence and during the continuance of an Event of Default hereunder, the Seller hereby appoints the Buyer as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Each of the following shall constitute an “Event of Default” hereunder:

(i) the Seller fails to transfer the Purchased Securities to Buyer upon payment of the Purchase Price on the Purchase Date;

(ii) the Seller fails to repurchase the Purchased Securities or substantially similar securities held by the Buyer on the Repurchase Date by paying the Repurchase Price and such failure continues unremedied for two consecutive Business Days;

(iii) an Act of Insolvency occurs with respect to the Seller or any Affiliate thereof;

(iv) the Seller shall have defaulted in any of its obligations under the Stock Purchase Agreement;

(v) any representation made by the Seller (other than any representations regarding the eligibility of the Purchased Securities set forth in Section 19 of this Annex I), shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated and shall not have been cured within 5 days of the date the Seller has actual knowledge or has received written notice of such breach;

(vi) the Seller shall admit its inability to, or its intention not to, perform any of its obligations hereunder;

(vii) the Seller shall have assigned or purported to assign this Agreement, or any of its rights hereunder, except to an Affiliate, without obtaining the prior written consent of Buyer; or

(viii) the Seller fails to comply with any of its other agreements or covenants in, or provisions of, this Agreement and such failure continues for a period of 5 days after the earlier of (i) the date on which the Seller obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by Buyer.

(b) Provided an Event of Default has occurred and is continuing, the Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an event described in clause (iii) of Section 11(a)), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Transaction shall terminate, meaning that the Repurchase Date hereunder shall, if it has not already occurred, be deemed immediately to occur. The Buyer shall (except upon the occurrence of any event deemed to have been declared an Event of Default pursuant to the preceding sentence) give notice to the Seller of the exercise of such option as promptly as practicable.

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(c) If the Buyer exercises or is deemed to have exercised the option referred to in clause (b) of this Section, (i) the Seller’s obligation to repurchase all Purchased Securities or substantially similar securities held by Buyer, at the Repurchase Price, shall thereupon become immediately due and payable, and (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer applied to the unpaid Repurchase Price and any other amounts owing by the Seller hereunder.

(d) If the Buyer exercises or is deemed to have exercised the option referred to in clause (b) of this Section, the Seller hereby acknowledges and agrees that the Purchased Securities or substantially similar securities (A) may be sold by the Buyer, or (B) in Buyer’s sole discretion, in lieu of selling all or a portion of the Purchased Securities or substantially similar securities, may give the Seller credit for such Purchased Securities or substantially similar securities in an amount equal to the price therefor obtained from a generally recognized source or the most recent closing bid quotation from such a source.

(e) The parties acknowledge and agree that (1) the Purchased Securities are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, Buyer may establish the source therefor in its sole discretion, (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities), and (4) any sale of the Securities by the Buyer shall be deemed to have been conducted in a commercially reasonable manner for all purposes under applicable law.

(f) Buyer shall pay to the Seller an amount equal to the excess of the aggregate purchase price paid by the purchasers in any sale of the Purchased Securities or substantially similar securities (or an amount equal to the excess of such credit as determined in Section 11(d)(B) above) following the declaration or deemed declaration of an Event of Default, as reduced by any expenses incurred by Buyer in connection with such sale or liquidation, over the aggregate Repurchase Price hereunder and any other amounts payable by the Seller hereunder.

(g) To the extent permitted by applicable law, the Seller shall be liable to Buyer for interest on any amounts owing by the Seller hereunder, from the date the Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by the Seller or (ii) satisfied in full by the exercise of the rights hereunder. Interest on any sum payable by the Seller to Buyer under this Section 11 shall be at a rate equal to 14% per annum.

(h) Subject to the notice and grace periods set forth herein, each party to this Agreement may exercise any or all of the remedies available to such party immediately upon the declaration or deemed declaration of an Event of Default and at any time during the continuance thereof. Neither any failure nor any delay on the part of any party to this Agreement in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.

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(i) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and the Seller hereby expressly waives any defenses the Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense the Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Securities or substantially similar securities, or from any other election of remedies. The Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(j) The Seller hereby agree to indemnify Buyer and its Affiliates and each of their officers, directors, employees and agents (each, an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Purchased Securities or in connection with this Agreement or any of the transactions contemplated by this Agreement and the documents delivered in connection herewith), fees, costs, expenses (including reasonable attorneys fees and disbursements actually incurred to external counsel) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) which may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transaction shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement or the Transaction hereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing, including without limitation in connection with the enforcement of this Agreement or any other agreement evidencing the Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally; provided, that the Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party.

(k) Notwithstanding anything herein to the contrary, any payment made by the Seller, within the applicable grace period described above, to cure any failure by the Seller to repurchase the Purchased Securities or substantially similar securities held by Buyer on the Repurchase Date, shall be made by it on or before 2:00 p.m. (New York time) on the date such failure is so cured. Any such payment received by or on behalf of the Buyer after 2:00 p.m. (New York time) shall be deemed to be received on (the next succeeding Business Day.

12. CONDITIONS PRECEDENT.

The Buyer’s agreement to enter into the initial Transaction under the Agreement is subject to the prior or contemporaneous satisfaction of all of the following conditions precedent (the first date on which all such conditions precedent shall have been satisfied, the “Effective Date”):

Annex I-13

(a) Agreements. The Buyer shall have received the Agreement, duly executed and delivered by each of the parties hereto. In addition, the Seller and the Buyer shall have received the Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), duly executed and delivered by the Seller and the Buyer. The Buyer shall have received one or more cross receipts, satisfactory to the Buyer in its sole discretion and duly executed and delivered by the applicable repo lender(s) for the Seller, to the effect that upon its receipt of the payment of certain amounts by the Buyer, such repo lender(s) shall deliver the Purchased Securities in its possession to the Buyer or the Buyer shall have previously received the Purchased Securities held by any repo lender which has not provided such a cross receipt.

(b) Seller’s Certificate. The Buyer shall have received a certificate from the secretary of the Seller, in form and substance satisfactory to the Buyer, attaching a good standing certificate and certified copies of the Seller’s charter and by-laws (or equivalent documents) and of all corporate or other authority of the Seller with respect to the execution, delivery and performance of the Agreement and each other document to be delivered by it from time to time in connection herewith and certifying as to the incumbency of each person authorized to execute on behalf of the Seller the Agreement or any related document on behalf (and the Buyer may conclusively rely on such certificate until it receives notice in writing from the Seller to the contrary).

(c) Opinions of Counsel. The Buyer shall have received opinions of legal counsel to the Seller with respect to the Agreement and the matters contemplated hereunder, including, without limitation, a customary due authority opinion, which opinions shall be satisfactory to the Buyer in form and substance.

(d) Other Documents. The Buyer shall have received such other documents as the Buyer, or its counsel, may reasonably request.

(e) Representations and Warranties. Both immediately before and after giving effect to such Transaction, all of the representations and warranties made by the Seller pursuant to the Agreement shall be true, correct and complete in all material respects on and as of the Purchase Date for such Transaction with the same force and effect as if made on and as of such date (or, if any representation or warranty is expressly stated to have been made as of a specific date, or with respect to a specific period, as of such specific date or period).

(f) Fees and Expenses. The Buyer shall have received payment from Seller of an amount equal to the actual costs and expenses incurred by the Buyer in connection with the development, preparation and execution of the Agreement, and any other documents prepared in connection herewith, including, without limitation, the fees and expenses of Mayer, Brown, Rowe & Maw LLP, counsel to the Buyer, provided that a statement of such fees shall have been delivered prior to 11:00 A.M. New York City time on the date hereof.

13. USE OF EMPLOYEE PLAN ASSETS.

Paragraph 18 of the Master Agreement is hereby deleted in its entirety and replaced with the following:

Annex I-14

Both the Buyer and the Seller represent, warrant and covenant to the other with respect to the Transaction that it is not, and is not acting on behalf of, (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the Code, or (iii) an entity deemed to hold plan assets of any of the foregoing.

14. BUYER AS ATTORNEYS-IN-FACT. The Buyer is hereby appointed to act after the declaration or deemed declaration of a Default or Event of Default as the attorney-in-fact of the Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Buyer shall have the right and power after the declaration or deemed declaration of any Default or Event of Default to receive, endorse and collect all checks made payable to the order of the Seller representing any payment on account of the principal of or interest on any of the Purchased Securities and to give full discharge for the same.

15. REPURCHASE TRANSACTIONS. Buyer may engage in repurchase transactions with the Purchased Securities or otherwise pledge, transfer, hypothecate or rehypothecate the Purchased Securities, but no such transaction shall relieve the Buyer of its obligations to resell and transfer securities that, in the reasonable discretion of the Buyer, are substantially similar to the Purchased Securities (based on weighted average coupon, weighted average life, weighted average FICO of the underlying mortgagors, weighted average loan to value of the underlying mortgage loans, occupancy status and documentation type) to the Seller pursuant to the terms hereof.

16. NOTICES AND OTHER COMMUNICATIONS.

Paragraph 13 of the Master Agreement is hereby deleted and replaced in its entirety with the following:

Except as otherwise expressly provided herein, all notices or communications shall be in writing (including, without limitation, by e-mail, facsimile or telex communication) or confirmed in writing and such notices and other communications shall, when mailed, e-mailed, communicated by facsimile transmission or telexed, be effective when received at the address for notices for the party to whom such notice or communications is to be given as set forth in Annex II hereto.

Notwithstanding the foregoing, a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission. Any notices or communications sent via e-mail shall be followed with a telephone call on the same day to confirm receipt of such e-mail. Either party may revise any information relating to it by notice in writing to the other party, which notice shall be effective on the third Business Day following receipt thereof.

17. EXPENSES. The Seller shall pay its own expenses and all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) of Buyer incident to the enforcement of payment of amounts due under the Agreement, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Seller. Notwithstanding any provision hereof to the contrary, the obligations of the Seller under this Section 17 shall be effective and enforceable whether or not the Transaction remains outstanding and shall survive payment of all other obligations owed by the Seller to Buyer.

Annex I-15

18. COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

19. REPRESENTATIONS RELATING TO THE PURCHASED SECURITIES. The Seller hereby represents and warrants, with respect to each Purchased Security, as follows:

(a) Upon payment of the Purchase Price as directed by Seller pursuant hereto, such Purchased Securities are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Section 8-102(a)(1) of the UCC), and Seller is the recordholder and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Securities to Buyer and, upon transfer of such Purchased Securities to Buyer, Buyer shall be the owner of such Purchased Securities free of any adverse claim. In the event the Transaction is recharacterized as a secured financing of the Purchased Securities, the provisions of the Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Purchased Securities and Buyer shall have a valid, perfected first priority security interest in the Purchased Securities;

(b) information set forth in the Confirmation is true and correct in all material respects;

(c) no payment under such Security is currently past its contractual due date or has been past its contractual due date since its issuance date;

(d) the Seller has received all consents and approvals required by the terms of such Security to the transfer to Buyer of its interest and rights in such Security; and

(e) Buyer’s purchase of such Security shall not constitute a violation of any restriction on transfer applicable to such Security pursuant to its terms, or a breach of Section 5 of the Securities Act.

20. AMENDMENT/WAIVERS.

(a) Amendments. Any amendment, modification or supplement to this Annex I or the Agreement shall be in writing signed by the parties hereto.

(b) Waiver. Any waiver of any provision of this Agreement, and any consent to any departure by the Buyer from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand upon the Buyer in any instance hereunder shall entitle the Buyer to any other or further notice or demand in similar or other circumstance.

Annex I-16

(c) Costs and Expenses. The costs and expenses associated with any amendment, modification or supplement pursuant to this Section 20 shall be borne by the party requesting such amendment, modification or supplement.

21. TAX TREATMENT. Each Party intends that the Transaction effected by this Agreement be treated as a sale of the Purchased Securities for U.S. federal income tax purposes, and the Parties hereby agree to file all tax returns and otherwise treat the transaction for U.S. federal income tax purposes consistently therewith. All provisions of the Agreement shall be construed to achieve the aforementioned treatment for U.S. federal, state, and local income and franchise tax purposes. None of the parties to this Agreement shall take any contrary position unless required by applicable law.

22. SUBMISSION TO JURISDICTION AND WAIVER OF IMMUNITY.

(a) Each Party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States federal or New York state court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or the Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution or judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to this Agreement or the Transaction under this Agreement.

23. CHARACTERIZATION OF THIS AGREEMENT. Each of the Seller and the Buyer hereby acknowledges and agrees:

(a) that the Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of Title 11 of the Bankruptcy Code (except insofar as the Purchased Securities subject to such Transaction, or the term of such Transaction, would render such definition inapplicable), a “forward contract” as that term is defined in Section 101(25) of the Bankruptcy Code (except insofar as the Purchased Securities subject to such Transaction would render such definition inapplicable), a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code, and/or a “master netting agreement” as that term is defined in Section 101(38A) of the Bankruptcy Code; and

(b) that each assignment, transfer or payment of Purchased Securities or Repurchase Price is a “margin payment” as that term is defined in Sections 101(38), 741(5) and 761(15) of the Bankruptcy Code, or a “settlement payment” as that term is defined in Sections 101(51A) and 741(8) of the Bankruptcy Code.

Annex I-17

Seller and Buyer further intend that Buyer’s right to liquidate, terminate or accelerate the Purchased Securities delivered to Buyer in connection with the Transaction hereunder, and to exercise any other remedies pursuant to Section 11 hereof, are contractual rights to liquidate, terminate or accelerate such Transaction as described in Sections 555, 556, 559 and 561 of the Bankruptcy Code.

Each of the Buyer and the Seller hereby covenants and agrees that it shall not challenge such characterizations of this Agreement, the Transaction hereunder or of any of the payments or actions referred to above.

24. NO RECOURSE. Except with respect to any indemnification rights the Buyer may have against the Seller, no recourse shall be had against the Seller with respect to any of the payment obligations, covenants, agreements, representations or warranties of the Seller contained in this Agreement, and the Buyer’s recourse shall be limited to its rights in the Purchased Securities.

25. BINDING TERMS. All of the covenants, stipulations, promises and agreements in the Agreement shall bind the successors and assigns of the parties hereto, whether expressed or not.

26. TERMINATION.

Paragraph 15(a) of the Master Agreement is hereby deleted in its entirety and replaced with the following:

The rights and obligations of the parties under this Agreement and under the Transaction shall not be assigned by either party other than to one of its Affiliates without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. The Seller shall maintain a register of the ownership of the Buyer’s rights hereunder, and in the event of any assignment of this agreement by the Buyer, the Buyer shall present a copy of such assignment to the Seller, and the Seller shall record the name(s) and address(es) of the assignee(s) in the register. The parties shall be entitled to rely upon the register as proof of the ownership of the Buyer’s rights hereunder. Subject to the foregoing, this Agreement and the Transaction shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

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Annex I-18

IN WITNESS WHEREOF, Buyer and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

RCG PB, LTD, as Buyer

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Authorized Signatory
HANOVER CAPITAL MORTGAGE HOLDINGS, INC., as Seller

By: /s/ John A. Burchett
Name: John A. Burchett
Title: President and CEO

S-1	Amended and Restated Annex I to Master Repurchase Agreement

EXHIBIT A

FORM OF CONFIRMATION

TO:         Hanover Capital Mortgage Holdings, Inc.
200 Metroplex Drive
Edison, NJ  08817
Attention: Harold McElraft
Tel:  732-593-1044
Fax: 732-548-0286
and
Hanover Capital Mortgage Holdings, Inc.
1 Exchange Plaza/55 Broadway
Suite 3002
New York, NY  1006
Attention: James Strickler
Tel:  212-227-0075 ext 5003
Fax:  212-227-5434

FROM:   RCG PB, Ltd
c/o Ramius Advisors, LLC
666 Third Avenue, 26th Floor
New York, New York 10017
Attention: Julian Vulliez / John Holmes / Owen Littman
Tel.: 212-845-7941 / 212-201-4851 / 212-201-4841
Fax: 212-845-7960 / 212-845-7999 / 212-845-7995

RE:

RCG PB, Ltd (the “Buyer”) is pleased to confirm your sale and our purchase of the Purchased Securities described below pursuant to the Master Repurchase Agreement (including the supplemental terms set forth in the Amended and Restated Annex I thereto dated as of October 2, 2007), dated as of August 10, 2007 (the “Agreement”).

DESCRIPTION OF PURCHASED SECURITIES:

CUSIP	Unpaid Principal Balance

Exh. A-1

The Agreement is incorporated by reference into this Confirmation and made a part hereof as if it were fully set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Agreement.

BY: RCG PB, LTD

By:________________________________
Name:______________________________
Title:_______________________________

ANNEX II
Names and Addresses for Communications Between Parties

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
200 Metroplex Drive
Edison, NJ  08817
Attention: Suzette Berrios
Tel:  732-593-1038
Fax:  732-548-0286

RCG PG, LTD
c/o Ramius Advisors, LLC
666 Third Avenue, 26th Floor
New York, New York 10017
Attention: Julian Vulliez / John Holmes / Owen Littman
Tel.: 212-845-7941 / 212-201-4851 / 212-201-4841
Fax: 212-845-7960 / 212-845-7999 / 212-845-7995

Annex II-1